UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 National Business Parkway, 5th Floor

Annapolis Junction, MD 20701

(Address of Principal Executive Offices) (Zip Code)

(301) 323-9090

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 7, 2017, Colfax Corporation (the “Company”) issued a press release providing information regarding management’s current estimates of preliminary results for the quarter ended March 31, 2017. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The press release contains only preliminary performance estimates based on information available as of the date hereof. The Company’s actual results may differ materially from these estimates due to developments that may arise between now and the time the financial results for the Company’s quarter ended March 31, 2017 are finalized and published. Accordingly, undue reliance should not be placed on this information.

Item 7.01	Regulation FD Disclosure.

On April 7, 2017, the Company issued a press release announcing commencement of a private placement offering of €350 million in aggregate principal amount of its senior notes due 2025. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as a part of this report.

Exhibit No.	Description
99.1	Colfax Corporation press release dated April 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Colfax Corporation

By:	/s/ Christopher M. Hix
Name:	Christopher M. Hix
Title:	Senior Vice President, Finance, and Chief Financial Officer and Treasurer

Date: April 7, 2017

EXHIBIT INDEX

99.1	Colfax Corporation press release dated April 7, 2017.